Exhibit 10.3

                               GUARANTY AGREEMENT

This Guaranty Agreement (this "Guaranty") is made effective as of October 16, 2001 by See Saw Communications, Inc., (the "Guarantor") of 11601 Santa Monica Boulevard, Los Angeles, California 90025.

This Guaranty is being given to Showintel Networks, Inc.

This Guaranty is being given for the benefit of the Guarantor and for Showintel Networks, Inc., (the "Debtor") of 574 Greentree Cove, Suite 101, Collierville, TN 38017.

I. OBLIGATIONS. This Guaranty is given by the Guarantor to induce the Creditor to extend credit to the Debtor, and in consideration of the Creditor doing so, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further acknowledging that the Creditor intends to rely on this Guaranty, the Guarantor guarantees to provide a minimum of five hundred twenty five thousand dollars ($525,000.00) in advertising revenues per month once the equipment for which the debt is being extended is placed in 30 selected theaters in Memphis TN and St. Louis MO. Should Guarantor fail to provide minimum advertising revenue in any given month, and should Debtor fail to make prompt payment, Guarantor assures prompt payment when due of all payments and liabilities of the Debtor to the Creditor, including interest and charges, and to the extent not prohibited by law, all costs and attorney's fees incurred in attempting to realize upon this Guaranty.

II. LIMITATION OF AMOUNT. The liability of the Guarantor pursuant to this Guaranty (exclusive of any costs and expenses incurred by the Creditor to realize upon this Guaranty) shall not, at any time, exceed the sum of the difference between the actual revenue provided and the guaranteed minimum.

III. DURATION. This is a continuing Guaranty and shall not be revoked by the Guarantor. This Guaranty will remain effective until all obligations guaranteed by this Guaranty are completely discharged.

IV. NOTICE OF DEFAULT. The Creditor shall be required to notify the Guarantor of a default by the Debtor in the Debtor's commitments to the Creditor before proceeding against the Guarantor under this Guaranty.

V. CREDITOR PROVISIONS. The Creditor must exercise reasonable diligence to recover monies due or performance owed by the Debtor before seeking to enforce this Guaranty and collect against the Guarantor. If the Guarantor is required to perform in the place of the Debtor, the Guarantor will assume the place of the Creditor in any legal action against the Debtor. This Guaranty is given with the understanding that the security, if any, shall all be exhausted before any claim is asserted against the Guarantor for collection of any debt or the performance of the contract by the Guarantor.

VI. ASSIGNMENT. This Guaranty (a) shall bind the successors and assigns of the Guarantor (this Guaranty is not assignable by the Guarantor without the express written consent of the Creditor, and is not affected by the death of the Guarantor), (b) shall inure to the Creditor, its successors and assigns, and (c) may be enforced by any party to whom all or any part of the liabilities may be sold, transferred, or assigned by the Creditor.

VII. FINANCIAL CONDITION. The Creditor has no duty to advise the Guarantor of the Debtor's financial condition.

VII. ENTIRE AGREEMENT. This Guaranty contains the entire agreement of the parties with respect to the subject matter of this Guaranty and there are no other promises or conditions in any other agreement, whether oral or written. This Guaranty supersedes any prior written or oral agreements between the parties with respect to the subject matter of this Guaranty.

VIII. AMENDMENT. This Guaranty may be modified or amended, if the amendment is made in writing and is signed by both parties.

IX. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Guaranty is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

X. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Guaranty shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Guaranty.

XI. APPLICABLE LAW. This Guaranty shall be governed by the laws of the State of Tennessee.

XII. RECEIPT. The Guarantor acknowledges receipt of a copy of this Guaranty.


Guarantor: See Saw Communications, Inc.


By: /s/ Marna Grantham
    ------------------------------
    Marna Grantham
    President

                                                                     PAGE 2 OF 2